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                                                                    EXHIBIT 99.1



PRESS RELEASE

LASON FILES PLAN OF REORGANIZATION AND DISCLOSURE STATEMENT

TROY, MI - (Business Wire) - January 15, 2002 - Lason, Inc. (OTC: LSONE) and its U.S. subsidiaries filed their joint Plan of Reorganization ("Plan") and related Disclosure Statement with the U.S. Bankruptcy Court in the District of Delaware. Lason and its U.S. subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code on December 5, 2001 as part of a pre-arranged agreement with certain holders of its approximately $260 million in senior secured debt.

The Plan and Disclosure Statement outline the proposed capital structure and business operations for the reorganized company, as well as the treatment of Lason's various creditors and other parties in interest. In particular, under the proposed Plan all shares of the Company's currently issued common stock will be cancelled with current shareholders receiving no distribution. The Plan also provides that the reorganized company will issue new common stock for its unsecured creditors on a pro-rata basis as detailed in the Plan. Before the Plan can be presented to certain classes of the Company's creditors for acceptance, the Bankruptcy Court must determine whether the Disclosure Statement contains adequate information, as required by the Bankruptcy Code. The Company anticipates seeking approval of its Disclosure Statement and to move expeditiously towards confirmation of its Plan over the next few months.

"The filing of our Plan and Disclosure Statement is a major milestone in our reorganization process towards successfully emerging from Chapter 11. The proposed Plan, if confirmed, is structured to maximize the value of the Company for the benefit of its creditors and ultimately for its customers and employees by allowing it to emerge in a stronger financial condition and positioned for future growth opportunities", stated Ronald D. Risher, President and Chief Executive Officer.

The Company also filed a Form 8-K with the U.S. Securities and Exchange Commission. The Plan and Disclosure Statement have been attached as exhibits to the Form 8-K. Lason is headquartered in Troy, Michigan. More information about the Company can be found on its website at http://www.lason.com.

About the Company

Lason is a leading provider of integrated information management services, transforming data into effective business communication, through capturing, transforming and activating critical documents. Lason has operations in the United States, Canada, Mexico, India and the Caribbean. The company currently has over 85 multi-functional imaging centers and operates over 60 facility management sites located on customers' premises. Lason is available on the World Wide Web at http://www.lason.com.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended,



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                                                                    EXHIBIT 99.1


and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are:
(i) that the information is of a preliminary nature and may be subject to further adjustment, (ii) variations in quarterly results, (iii) the assimilation of acquisitions, (iv) the management of the Company's growth and expansion, (v) dependence on major customers, dependence on key personnel, (vi) development by competitors of new or superior products or services, or entry into the market of new competitors, (vii) fluctuations in paper prices, (viii) reliability of the Company's data, (ix) volatility of the Company's stock price, (x) changes in the business services outsourcing industry, (xi) significance of intangible assets,
(xii) changes related to compensatory stock options, (xiii) management's ability to successfully complete its restructuring and repositioning initiatives and confirm a plan of reorganization, (xiv) any financial and legal effect of the class action litigation, and (xv) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Contact:

     Lason, Inc.
     Douglas S. Kearney, 248-597-5800
     www.lason.com